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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K of DOR BioPharma, Inc. (formerly Endorex Corporation) of our report dated March 9, 2001 (with respect to Note I[2], July 31, 2001), with respect to the consolidated financial statements of Corporate Technology Development, Inc. included in the Registration Statement on Form S-4 of Endorex Corporation which became effective with the Securities and Exchange Commission on October 23, 2001.





/s/ Richard A. Eisner & Company, LLP

New York, New York
December 11, 2001